EXHIBIT C


                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of July 27, 1987 by and among Borg-Warner Holdings Corporation, a Delaware corporation ("Holdings"); Merrill Lynch Interfunding Inc., a Delaware corporation ("Interfunding"), Merrill Lynch Capital Appreciation Partnership No. VIII, L.P., a Delaware limited partnership ("ML Domestic Partnership"), ML Offshore LBO Partnership No. VIII, a Cayman Islands limited partnership ("ML Offshore Partnership"), ML Employees LBO Partnership No. I, L.P., a Delaware limited partnership ("ML Employees Partnership" and, collectively with ML Domestic Partnership, ML Offshore Partnership and Interfunding, the "ML Entities"), Merrill Lynch Venture Capital Inc., a Delaware corporation ("ML Venture Partners") and KECALP Inc., a Delaware corporation ("KECALP" and, collectively with ML Venture Partners and the ML Entities, the "ML Affiliates"); the Institutional Investors (as defined herein); the Management Investors and The Northern Trust Company, as Trustee, under the Trust Agreement dated as of July 27, 1987 by and among Holdings, the Trustee and Noble, Lowndes, Inc.

     1. Background. Holdings is a party to (i) a Management Stock Subscription Agreement dated as of July 27, 1987 (the "Management Subscription Agreement") , by and among Holdings and the Management Investors pursuant to which Holdings has agreed, among other things, to issue to the Management Investors 2,000,000 shares of Class A Common Stock, par value $0.01 per share, of Holdings (the "Shares"), (ii) the Institutional Investor Stock Subscription Agreement dated as of July 27, 1987 (the "Institutional Investor Subscription Agreement") by and between Holdings and each of the Institutional Investors, pursuant to which Holdings has agreed, among other things, to issue an aggregate of 7,800,000 Shares and Series I Non-Voting Common Stock, par value $.01 per share, of Holdings ("Series I Non-Voting Shares") to the Institutional Investors, (iii) a Stock Purchase Agreement dated as of May 18, 1987 by and among Holdings and the ML Entities (the "ML Entities Stock Purchase Agreement") pursuant to which Holdings issued an aggregate of 10,000 Shares to the ML Entities (which Shares will, due to a dividend of 999 Shares to be declared for each Share outstanding, be increased to 10,000,000 prior to the Closing) and (iv) a Stock Subscription Agreement dated as of July 27, 1987 (the "ML Investor Subscription Agreement") by and between Holdings and the ML Affiliates pursuant to which (i) Holdings has agreed, among other things, to issue an aggregate of 200,000 Shares to the ML Affiliates, and (ii) certain of the ML Affiliates will sell Shares to other ML Affiliates.






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     2. Definitions. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

     Acquiring - AV Acquiring Corporation, a Delaware corporation and a wholly owned indirect subsidiary of Holdings.

     Common Stock - Shares, Series I Non-Voting Shares and shares of the Series II Non-Voting Common Stock, par value $.01 per share, of Holdings ("Series II Non-Voting Shares").

     Effective Time - The effective time of the merger of Acquiring with and into the Company pursuant to the Merger Agreement.

     Exchange Act - The Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     Institutional Holders - The Institutional Investors, any of their subsidiaries, affiliates and associates (as such terms are defined in the rules and regulations under the Exchange Act) and each of their successors, assigns and transferees who agree in writing, in form and substance satisfactory to Holdings, to become bound, and do become bound, hereby.

     Institutional Investors - The institutional investors listed in Schedule I to the Institutional Investor Agreement, excluding their successors, assigns and transferees.

     Management Investors - The persons listed in Schedule I to the Management Subscription Agreement, excluding their successors, assigns and transferees.

     Management Holders - The Management Investors and their Permitted Transferees (as such term is defined in the Management Subscription Agreement).

     Merger Agreement - The Agreement and Plan of Merger dated as of April 10, 1987, by and among Holdings (formerly AV Holdings Corporation), Acquiring and the Company.

     Merrill Lynch - Merrill Lynch & Co., Inc., a Delaware corporation.

     Merrill Lynch Holders - The Merrill Lynch Investors, any of their subsidiaries, affiliates and associates (as such terms are defined in the rules and




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regulations under the Exchange Act) and any of their partners (general or limited) and each of their successors, assigns and transferees who agrees in writing, in form and substance satisfactory to Holdings, to become bound, and does become bound, hereby.

     Merrill Lynch Investors - The ML Affiliates, excluding their successors, assigns and transferees.

     Non-Voting Shares - Series I Non-Voting Shares and Series II Non-Voting Shares.

     Person - An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

     Registrable Securities - Any Shares purchased pursuant to the Stock Subscription Agreements (as hereinafter defined) and any Shares issued upon the conversion of, or after a series of conversions of, Shares or Non-Voting Shares purchased pursuant to the Stock Subscription Agreements. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act (as hereinafter defined), (iii) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Holdings, (iv) such securities shall have ceased to be outstanding or (v) in the case of Shares issued pursuant to the Management Subscription Agreement to the Management Holders, such securities shall have been transferred to any Person other than a Management Holder.

     Registration Expenses - Any and all expenses incident to performance of or compliance with this Agreement, including without limitation, (i) all SEC (as hereinafter defined) and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for Holdings and of Holdings's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v)




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the reasonable fees and disbursements of one counsel retained by each of the
Merrill Lynch Holders, the Institutional Holders and the Management Holders in connection with each such registration and (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

     Requisite Share Number - With respect to (a) the initial registration of Shares under the Securities Act, at least thirty-five percent (35%) of the Registrable Securities then outstanding (assuming, for purposes of determining the Requisite Share Number only, that all then outstanding Non-Voting Shares have been converted into Shares); and (b) any other registration of Shares under the Securities Act, at least fifteen percent (15%)- of the Registrable Securities then outstanding, but in no event less than 1,000,000 Shares.

     Securities Act - The Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     SEC - The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

     Stockholders - The Merrill Lynch, Holders, the Institutional Holders and the Management Holders.

     Stock Subscription Agreements - The Management Subscription Agreement, the Institutional Investor Subscription Agreement, the ML Entities Stock Purchase Agreement, the ML Investor Subscription Agreement and the ML Affiliates Stock Purchase Agreement.

     3. Registration on Request of the Stockholders.

     (a) Request by the Stockholders. Upon the written request (the "Section 3 Request") of Stockholders who hold of record Holdings Common Stock representing (assuming the conversion of all Non-Voting Shares into Shares) in the aggregate at least the Requisite Share Number that Holdings effect the registration under the Securities Act of all or part of such Stockholders' Registrable Securities, Holdings will promptly give written notice of such requested registration (a "Section 3 Notice") to all other Stockholders of record who hold any Registrable Securities or Non-Voting Shares, and thereupon will use its best efforts to effect, as promptly as practicable (but in no event later than




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120 days after Holdings receives such request), the registration under the
Securities Act of:

     (i) the Registrable Securities that Holdings has been requested to register by the Section 3 Request, and

     (ii) all other Registrable Securities that Holdings has been requested to register by any other Stockholder by written request given to Holdings within 15 days after the giving of the Section 3 Notice, all to the extent necessary to permit the disposition of the Registrable Securities so to be registered pursuant to an underwritten public offering; provided, however, that (A) Holdings shall not be obligated to file a registration statement relating to any registration request under this Section 3 prior to three years after of the Effective Time, (B) Holdings shall not be obligated to file a registration statement relating to a registration request under this Section 3 within a period of six months after the effective date of any other registration statement of Holdings (other than registration statements on Form S-4 or Form S-8, or any successor or similar forms), (C) Holdings shall not be obligated to effect more than four registration statements pursuant to this Section 3 and (D) Holdings may postpone filing a registration statement relating to a registration request under this Section 3 for a reasonable period (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Holdings has a bona fide business purpose for preserving as confidential.

     (b) Registration Statement Form. Registrations under this Section 3 shall be on such appropriate registration form of the SEC for the disposition of the Registrable Securities in an underwritten public offering as shall be selected by Holdings and shall be reasonably acceptable to Stockholders who are the registered holders of Holdings Common Stock representing (assuming the conversion of all then outstanding Non-voting Shares into Shares) in the aggregate at least the Requisite Share Number.

     (c) Expenses. Holdings shall pay all Registration Expenses in connection with a registration requested pursuant to this Section 3; provided, however, that each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's Registrable Securities pursuant to a registration statement requested pursuant to this Section 3.

     (d) Effective Registration Statement. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless it has become effective; provided, however, that if, after a registration has become effective, the




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offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such registration will be deemed not to have been effected.

     (e) Underwriters. Merrill Lynch, Pierce, Fenner & Smith, Incorporated, a Delaware corporation ("MLPF&S"), shall act as the underwriter in the public underwritten offering of Registrable Securities requested to be registered pursuant to this Section 3. If MLPF&S is unwilling or unable to so act, Holdings shall have the right to select any nationally recognized investment banker(s) to administer the offering. Holdings shall use its best efforts to ensure that the Shares sold in any underwritten public offering pursuant to this Agreement shall be widely disseminated.

     (f) Priority in Requested Registrations. If the managing underwriter for a requested registration pursuant to this Section 3 shall advise Holdings in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to Stockholders who are the regis tered holders of Holdings Common Stock representing (assuming the conversion of all Non-Voting Shares into Shares) in the aggregate at least the Requisite Share Number, then the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all Stockholders requesting that Registrable Securities be included in such registration on the basis of the relative number of shares of such Registrable Securities each such Stockholder has requested to be included in such registration. If, as a result of the proration provisions of this Section 3(f), any Stockholder shall not be entitled to include all Registrable Securities in a registration that such Stockholder has requested be included, such Stockholder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Stockholder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

     (g) Termination by Holdings. If as a result of Withdrawal Elections (but after Holdings shall have included in such registration in place of such withdrawn Registrable Securities such additional Registrable Securities held by other Stockholders whose Registrable Securities were excluded as a result of the proration provisions of Section 3(f)), less than the Requisite Share Number of Registrable Securities are requested to be included in a registration, Holdings may, at its election, give written notice to all Stockholders who have requested that Registrable Securities be included in a registration and who have not made a




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Withdrawal Election that Holdings has determined not to proceed with such registration and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the Stockholders' rights to have Registrable Securities registered pursuant to this Section 3 in the future.

     4. Incidental Registration.

     (a) Right to Include Registrable Securities. If Holdings at any time proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account (other than a registration on Form S-4 or Form S-8, or any successor or similar forms and other than pursuant to a registration under Section 3 hereof), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time promptly give written notice to all Stockholders who hold of record any Registrable Securities or Non-Voting Shares of its intention to do so, of the registration form of the SEC that has been selected by Holdings and of such holders' rights under this Section 4 (the "Section 4 Notice"). Holdings will use its best efforts to include in the proposed registration all Registrable Securities that Holdings is requested in writing, within 15 days after the Section 4 Notice is given, to register by the Stockholders thereof; provided, however, that (i) if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, Holdings shall determine for any reason not to register such equity securities, Holdings may, at its election, give written notice of such determination to all Stockholders who hold of record any Registrable Securities or Non-Voting Shares and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Stockholders under
Section 3 hereof and (ii) in case of a determination by Holdings to delay registration of its equity securities, Holdings shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities. No registration effected under this
Section 4 shall relieve Holdings of its obligations to effect registrations upon request under Section 3 and, notwithstanding anything to the contrary in
Section 3, no Stockholder shall have the right to require Holdings to register any Registrable Securities pursuant to Section 3 during each six month-period commencing on the date each registration statement effected under this Section 4 is declared effective.

     (b) Expenses. Holdings shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 4; provided, however, that each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of




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such Stockholder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 4.

     (c) Priority in Incidental Registrations. If the managing underwriter for a registration pursuant to this Section 4 that involves an underwritten offering shall advise Holdings in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number (the "Section 4 Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to Holdings, Holdings shall include in such offering (i) first, all the securities Holdings proposes to register, and
(ii) second, to the extent that the Registrable Securities to be included by Holdings are less than the Section 4 Sale Number, all Registrable Securities requested to be included by all Stockholders, provided, however, that if the number of such Registrable Securities exceeds the Section 4 Sale Number less the number of securities included pursuant to clause (i) hereof, then the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Stockholders, on the basis of the relative number of shares of such Registrable Securities each such Stockholder has requested to be included in such registration. If, as a result of the proration provisions of this Section 4(c), any Stockholder shall not be entitled to include all Registrable Securities in a registration pursuant to this Section 4 that such Stockholder has requested be included, such Stockholder may make a Withdrawal Election; provided, however, that such Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Stockholder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

     5. Registration Procedures. If and whenever Holdings is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Holdings will, as soon as practicable:

     (a) promptly prepare and file with the SEC (in any event within 60 days after the end of the period within which requests for registration may be given to Holdings), the requisite registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, provided, however, that Holdings may discontinue any registration of its securities that is being effected pursuant to Section 4 herein at any time prior to the effective date of the registration statement relating thereto;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which in no event shall exceed 120 days) as any seller of such Registrable




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Securities shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;

     (c) furnish to each seller of such Registrable Securities and each underwriter, if any, of the securities being sold by such seller such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller and underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities owned by such seller;

     (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities representing more than 15% of the total number of securities covered by such registration statement or any managing underwriter shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable such seller and each managing underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities owned by such seller, provided, however, that Holdings shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

     (e) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of Holdings's becoming aware that the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;




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     (f) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as rea sonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of Holdings's first calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

     (g) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar equity securities issued by Holdings are then listed or eligible for listing, if the listing of such securities is then permitted under the rules of such exchange;

     (h) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

     (i) in connection with any underwritten offering, enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by Holdings, provisions regarding the delivery of opinions of counsel for Holdings and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (the sellers of Registrable Securities which are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Holdings to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities. Such sellers of Registrable Securities shall not be required to make any representations or warranties to or agreements with Holdings or the underwriters other than representations, warranties or agreements regarding such sellers and such sellers' intended methods of distribution);

     (j) upon receipt of such confidentiality agreements as Holdings may reasonably request, make available for inspection by any seller of such Registrable Securities covered by such registration statement and by any attorney, accountant or other agent retained by any such seller, all pertinent financial and other records, pertinent corporate documents and properties of Holdings and its subsidiaries, and cause all of Holdings's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with such registration statement; and



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     (k) permit any holder of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of Holdings, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Holdings in writing, that in the judgment of such holder, as aforesaid, should be included.

     Holdings may require each seller of Registrable Securities as to which any registration is being effected to furnish Holdings such information regarding such seller and the distribution of such securities as Holdings may from time to time reasonably request in writing.

     Each holder of Registrable Securities agrees that upon receipt of any notice from Holdings of the happening of any event of the kind described in clause (e) of this Section 5, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (e) of this
Section 5, and, if so directed by Holdings, such holder will deliver to Holdings (at Holdings's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement. In the event Holdings shall give any such notice, the period set forth in clause (b) of this Section 5 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (e) of this Section 5 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 5.

     6. Indemnification.

     (a) Indemnification by Holdings. In the event of any registration of any securities of Holdings under the Securities Act pursuant to Section 3 or 4 hereof, Holdings will, and hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors and officers or general and limited partners (and the directors and officers thereof), each other Person who participates as an underwriter, if any, in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Holdings' consent, which consent shall not be unreasonably withheld) to which such seller, any such director of officer or general or limited partner or any such




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underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
(a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Holdings shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Holdings shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) any violation by Holdings of any federal, state or common law rule or regulation applicable to Holdings and relating to action required of or inaction by Holdings in connection with any such registration, and Holdings will reimburse such seller and each such director, officer, general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that Holdings shall not be liable to any such seller or any such director, officer, general or limited partner, underwriter or controlling Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Holdings by or on behalf of any such seller or any such director, officer, general or limited partner, underwriter or controlling Person, specifically stating that it is for use in the preparation thereof; and provided further, that Holdings will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 6(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the




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final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Holdings has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any director, officer, general or limited partner, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

     (b) Indemnification by the Sellers. Holdings may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3 or 4 hereof, that Holdings shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities and any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this
Section 6) Holdings and its directors and officers and each person controlling Holdings within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Holdings or its representatives by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holdings or any of the prospective sellers or any of their respective directors, officers, general or limited partners or controlling Persons and shall survive the transfer or such securities by such seller.

     (c) Notices of Claims, Etc. As soon as possible after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; and provided further that the sellers and their respective officers, directors, general and limited partners and controlling Persons or Holdings and its officers, directors and controlling Persons, as the case may be, shall have the right to employ one counsel to represent such indemnified parties if, in such indemnified parties' reasonable judgment, a conflict of interest between the indemnified parties and the indemnifying parties exists in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; and provided further that if, in the reasonable judgment of any of the indemnified parties, a conflict of interest between such indemnified parties and any other indemnified parties exists in respect of such claim, such indemnified parties shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 6 (with appropriate modifications) shall be given by Holdings and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

     (e) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or (b) of this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 6(a) or (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 6(c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 6(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this Section 6(e) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 6(e), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 6(c) has not been given with respect to such action; provided that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this Section 6(e), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this Section 6(e) to the contrary, no indemnifying party (other than Holdings) shall be required pursuant to this
Section 6(e) to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

     7. Miscellaneous.

     (a) Holdback Agreement. If requested in writing by Holdings or the underwriter, if any, of any offering effected pursuant to Section 3 or 4, each Stockholder owning securities of Holdings representing or convertible into or exchangeable or exercisable for, in the aggregate, more than 1% of the Shares then outstanding (assuming all then outstanding Non-Voting Shares have been converted into Shares) agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities or any other equity security of Holdings or of any security convertible into or exchangeable or exercisable for any equity security of Holdings (in each case, other than as part of such underwritten public offering) within 7 days before or 120 days after the effective date of a registration statement filed pursuant to Section 3 or 4, and Holdings hereby also so agrees and agrees to cause other holders of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of Holdings purchased from Holdings (at any time other than in a public offering) to so agree.

     (b) Amendments and Waivers. This Agreement may be amended and Holdings may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Holdings shall have obtained the written consent to such amendment, action or omission to act, of the Stockholders owning at least seventy-five percent of the then outstanding shares of Holdings Common Stock (and, in the case of any amendment, action or omission to act that adversely affects any Stockholder or group of Stockholders differently from any of the other Stockholders, the written consent of such Stockholder or group of Stockholders). Stockholders shall be bound from and after the date of the receipt of a written notice from Holdings setting forth such amendment or waiver by any consent authorized by this Section 7(b), whether or not such shares of Holdings Common Stock shall have been marked to indicate such consent.

     (c) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and transferees, provided, however, that the Management Holders may not transfer, by operation of law or otherwise, any of their rights hereunder to any Person other than a Management Holder.

     (d) Integration. This Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     (e) Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery:

     (i) if to Holdings, to:

               Borg-Warner Holdings
               c/o Merrill Lynch Capital Partners, Inc.
               250 Vesey Street
               New York, New York 10281-1201
               Attention: James J. Burke, Jr.

     with a copy to:

               Wachtell, Lipton, Rosen & Katz
               299 Park Avenue
               New York, New York 10171
               Attention: Andrew R. Brownstein, Esq.

     (ii) if to any of the Management Holders, to the address of such Management Holder, as shown in the stock record book of Holdings, or to such other address as any of the Management Holders shall have designated in writing to Holdings.

     (iii) if to any of the Merrill Lynch Holders, to the address of such Merrill Lynch Holder as shown in the stock record book of Holdings, or to such other address as any of the Merrill Lynch Holders shall have designated in writing to Holdings.

     with copies to:

               Merrill Lynch Capital Partners, Inc.
               250 Vesey Street
               New York, New York 10281-1201
               Attention: James J. Burke, Jr.

     (iv) if to any of the Institutional Holders, to the address of such Institutional Holder, as shown in the stock record book of Holdings, or to such other address as any of the Institutional Holders shall have designated in writing to Holdings.

All such notices and communications shall be deemed to have been given or made
(1) when delivered by hand, (2) five business days after being deposited in the mail, postage prepaid, (3) when telexed answer-back received or (4) when telecopied, receipt acknowledged.

     (f) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit, expand or otherwise affect the meaning of the terms contained herein.

     (g) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     (i) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     (j) Recapitalizations, Exchanges, Etc. Affecting Shares. The provisions of this Agreement regarding Holdings Common Stock shall apply to any and all shares of capital stock of Holdings or any successor or assign of Holdings (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Holdings Common Stock, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, the definitions of Holdings Common Stock, Shares, Non-Voting Shares, Registrable Securities and Requisite Share Number shall be appropriately modified.

     (k) Termination. This Agreement shall terminate, and thereby become null and void, on the fifteenth anniversary of the date hereof; provided, however, that the provisions of Section 6 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                            BORG-WARNER HOLDINGS
                                              CORPORATION

                                            By:________________________________


                                            By:________________________________


MERRILL LYNCH CAPITAL                       ML EMPLOYEES LBO PARTNERSHIP
  APPRECIATION PARTNERSHIP                    NO. I, L.P.
  NO. VIII, L.P.

by: Merrill Lynch LBO                       by: ML Employees LBO
    Partners No. II, L.P.,                      Managers, Inc.
    as General Partner                          General Partner

by: Merrill Lynch Capital                   By:________________________________
    Partners, Inc.
    General Partner


By:____________________________
       James J. Burke, Jr.
       President

ML OFFSHORE LBO                              MERRILL LYNCH INTERFUNDING
  PARTNERSHIP NO. VIII                         INC.


by: Merrill Lynch LBO                        By:_______________________________
    Partners No. II, L.P.,
    as General Partner

by: Merrill Lynch Capital                    KECALP, INC.
    Partners, Inc.
    General Partner

By:_________________________________         By:_______________________________
       James J. Burke, Jr.
       President

                                             MERRILL LYNCH VENTURE
                                               CAPITAL INC.


                                             By:_______________________________